UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

CAMAC ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2575, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nicholas J. Evanoff, Senior Vice President, General Counsel and Secretary

On September 7, 2011, CAMAC Energy Inc. (the “Company”) announced that it has appointed Nicholas J. Evanoff as Senior Vice President, General Counsel and Secretary of the Company, effective as of September 7, 2011.

In connection with the appointment of Mr. Evanoff, on September 1, 2011, the Company and Mr. Evanoff entered into an employment agreement, which will be effective as of September 7, 2011 and continues until his employment is terminated by the Company or by him. The employment agreement provides for Mr. Evanoff to serve as Senior Vice President, General Counsel and Secretary of the Company. Mr. Evanoff will receive an annual base salary of $280,000.

The employment agreement further provides for Mr. Evanoff to receive, and the Board of Directors has approved, an option to purchase 800,000 shares of the Company’s common stock (the “Evanoff Option”) under the Company’s 2009 Equity Incentive Plan (the “Plan”). The exercise price of the Evanoff Option will be the closing price of the Company’s common stock on the date of hire. The Evanoff Option will vest in 1/3 annual installments on the anniversary date of the date of hire subject to Mr. Evanoff’s continued service with the Company on such anniversary date, with the first 266,667 shares vesting on the first year anniversary of the date of hire and the final 266,667 shares vesting on the third anniversary of the date of hire.

The employment agreement further provides for Mr. Evanoff to receive, and the Board of Directors has approved, 175,000 restricted shares of the Company’s common stock (the “Evanoff Stock”) under the Plan. The Evanoff Stock shall be restricted and subject to forfeiture to the Company if Mr. Evanoff’s rights to the restricted Evanoff Stock do not vest under the award agreement. Mr. Evanoff’s rights to the Evanoff Stock will vest with respect to 50% of the Evanoff Stock on the one year anniversary of the date of hire, and will vest with respect to the balance on the two year anniversary of the date of hire, subject in both cases to his continued service with the Company on such anniversary date.

The employment agreement further provides that during his employment with the Company, Mr. Evanoff will be eligible for a discretionary cash performance bonus each year targeted at between 0% to 100% of his then-current annual base salary, based on defined targets determined by the Board of Directors. He will also be considered for additional grants of restricted stock and options in the Board’s sole discretion.

Mr. Evanoff will receive severance benefits if his employment is involuntarily terminated by the Company without “cause” (as defined in the employment agreement), subject to Mr. Evanoff executing a release of claims. If such a termination occurs, the Company will provide the following severance benefits:

•	An amount equal to Mr. Evanoff’s annual base salary;

•	A target annual bonus as determined by the Board of Directors for the year in which the termination occurs;

•

Immediate acceleration by 12 months of the vesting of all outstanding Company restricted stock and options exercisable for Company Stock then held by Mr. Evanoff, with all vested Company options held by him (including accelerated options) remaining exercisable for a period of 12 months following the date of termination;

•

Reimbursement for the excess, if any, of the amount Mr. Evanoff paid to the Company for COBRA continuation coverage for up to the first 12 months he maintains such COBRA continuation coverage, above the amount of the applicable premium that he would have paid for comparable coverage during such 12 month period if he had remained an employee of the Company during such 12 month period.

Under the employment agreement, Mr. Evanoff has agreed to confidentiality, non-solicitation and non-competition covenants with respect to the Company.

The foregoing summary of Mr. Evanoff’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Evanoff, 48, previously served as Senior Vice President, General Counsel and Secretary of Frontera Resources Corporation (“Frontera”), an independent oil and gas exploration and production company operating in the country of Georgia, since September 2007. Prior to joining Frontera, he served as Vice President, General Counsel and Secretary of Transmeridian Exploration Incorporated, an independent oil and gas exploration and production company active in Kazakhstan and Russia, from 2005 to September 2007. From 1997 to 2004, he held senior legal and executive positions with two international drilling contractors, Pride International Inc., where he was Vice President-Corporate & Governmental Affairs, and Transocean Ltd., where he was Associate

General Counsel and General Counsel, Asia & Middle East. Mr. Evanoff began his legal career with Baker Botts L.L.P. in Houston, Texas, where he practiced corporate and securities law from 1992 to 1997. Mr. Evanoff holds a B.S. in Chemical Engineering from Texas A&M University and a J.D. from the University of Houston Law Center, and studied law at the University of Kiel in Germany under a Fulbright Grant. Mr. Evanoff is a past member of the board of directors of the Houston World Affairs Council.

Babatunde Omidele, Senior Vice President, Business Development & New Ventures

On September 7, 2011, the Company announced that it has appointed Babatunde Omidele as Senior Vice President, Business Development & New Ventures, of the Company, effective as of September 1, 2011.

In connection with the appointment of Mr. Omidele on September 1, 2011, the Company and Mr. Omidele entered into an employment agreement, which was effective as of September 1, 2011 and continues until his employment is terminated by the Company or by him. The employment agreement provides for Mr. Omidele to serve as Senior Vice President, Business Development & New Ventures, of the Company. Mr. Omidele will receive an annual base salary of $280,000.

The employment agreement further provides for Mr. Omidele to receive, and the Board of Directors has approved, an option to purchase 800,000 shares of the Company’s common stock (the “Omidele Option”) under the Plan. The exercise price of the Omidele Option will be the closing price of the Company’s common stock on the date of hire. The Omidele Option will vest in 1/3 annual installments on the anniversary date of the date of hire subject to Mr. Omidele’s continued service with the Company on such anniversary date, with the first 266,667 shares vesting on the first year anniversary of the date of hire and the final 266,667 shares vesting on the third anniversary of the date of hire.

The employment agreement further provides for Mr. Omidele to receive, and the Board of Directors has approved, 175,000 restricted shares of the Company’s common stock (the “Omidele Stock”) under the Plan. The Omidele Stock shall be restricted and subject to forfeiture to the Company if Mr. Omidele’s rights to the restricted Omidele Stock do not vest under the award agreement. Mr. Omidele’s rights to the Omidele Stock will vest with respect to 50% of the Omidele Stock on the one year anniversary of the date of hire, and will vest with respect to the balance on the two year anniversary of the date of hire, subject in both cases to his continued service with the Company on such anniversary date.

The employment agreement further provides that during his employment with the Company, Mr. Omidele will be eligible for a discretionary cash performance bonus each year targeted at between 0% to 100% of his then-current annual base salary, based on defined targets determined by the Board of Directors. He will also be considered for additional grants of restricted stock and options in the Board’s sole discretion.

Mr. Omidele will receive severance benefits if his employment is involuntarily terminated by the Company without “cause” (as defined in the employment agreement), subject to Mr. Omidele executing a release of claims. If such a termination occurs, the Company will provide the following severance benefits:

•	An amount equal to Mr. Omidele’s annual base salary;

•	A target annual bonus as determined by the Board of Directors for the year in which the termination occurs;

•

Immediate acceleration by 12 months of the vesting of all outstanding Company restricted stock and options exercisable for Company Stock then held by Mr. Omidele, with all vested Company options held by him (including accelerated options) remaining exercisable for a period of 12 months following the date of termination; and

•

Reimbursement for the excess, if any, of the amount Mr. Omidele paid to the Company for COBRA continuation coverage for up to the first 12 months he maintains such COBRA continuation coverage, above the amount of the applicable premium that he would have paid for comparable coverage during such 12 month period if he had remained an employee of the Company during such 12 month period.

Under the employment agreement, Mr. Omidele has agreed to confidentiality, non-solicitation and non-competition covenants with respect to the Company.

The foregoing summary of Mr. Omidele’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Omidele, 57, previously served as Senior Vice President, Exploration and Production, for CAMAC International Corporation (“CIC”) since October 2008, and Managing Director of its affiliate, Allied Energy Plc (Nigeria) (“Allied”) since February 2009. Mr. Omidele continues to serve on the Board of Directors of Allied (since February 2009), and since February 2011, he has served on the Board of Directors of Brass Exploration Unlimited (“Brass”). Prior to joining CIC and Allied, Mr. Omidele worked for 28 years with Shell companies in Nigeria, the United Kingdom, and the United States, serving in various positions, including as Regional Resource Volume Manager (Africa), Team Lead – Deepwater Integrated Projects, Subsurface Coordinator –Deepwater Integrated Projects, Senior Staff Reservoir & Production Engineer, and Senior Petroleum Engineer. Mr. Omidele holds a bachelor’s degree in Petroleum Engineering from the University of Ibadan, Nigeria, and a master’s degree in Petroleum Engineering from the University of Houston.

Dr. Kase Lawal, the Company’s Chairman, Chief Executive Officer and member of the Board of Directors, is a director of each of CAMAC Energy Holdings Limited (“CEHL”) and Allied. Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL. Allied is a wholly-owned subsidiary of CEHL, and Brass is an indirect subsidiary of CEHL.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter agreement, dated September 1, 2011, between CAMAC Energy Inc. and Nicholas J. Evanoff.

10.2	Letter agreement, dated September 1, 2011, between CAMAC Energy Inc. and Babatunde Omidele.

99.1	Press Release, dated September 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.
Dated: September 7, 2011

	By:	/s/ Edward G. Caminos
Edward G. Caminos Chief Financial Officer

Exhibit Index

10.1	Letter agreement, dated September 1, 2011, between CAMAC Energy Inc. and Nicholas J. Evanoff.

10.2	Letter agreement, dated September 1, 2011, between CAMAC Energy Inc. and Babatunde Omidele.

99.1	Press Release, dated September 7, 2011.